UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 30549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Daxor Corporation

(Exact name of registrant as specified in its charter)

New York	13-2682108
(State of incorporation or organization)	(I.R.S. employer identification no.)

109 Meco Lane, Oak Ridge, Tennessee	37830
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

The description of the common stock is incorporated by reference to the information set forth under the heading “Daxor Corporation Common Stock” of the Prospectus, which is part of the Registrant’s Registration Statement on Form N-2 (Securities Act Registration No. 333-255212) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on July 14, 2021. Such description is incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the Form 8-A Instructions as to Exhibits, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered on this Form 8-A pursuant to Section 12(g) of the Exchange Act.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Daxor Corporation
(Registrant)

	By:	/s/ Michael Feldschuh
Michael Feldschuh
President, Chief Executive Officer and Chairman

Dated: February 1, 2022

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